                                                                  EXHIBIT 10.65




             ======================================================

                             RESORTS INTERNATIONAL
                              HOTEL FINANCING INC.

             ======================================================





                UP TO $20,000,000 AGGREGATE PRINCIPAL AMOUNT OF
                   11% SENIOR SECURED NOTES DUE JULY 15, 2002




             ======================================================

                            NOTE PURCHASE AGREEMENT

             ======================================================




                              Dated May 3, 1994

                               TABLE OF CONTENTS


                                                                                                               Page
                                                                                                               ----
SECTION 1.  PURCHASE AND SALE OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.1  Issue of Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    1
         1.2  Sale and Purchase of the Securities; the Closing  . . . . . . . . . . . . . . . . . . . . . . .    2
         1.3  Purchaser's Representations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    2
         1.4  Failure to Deliver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
         1.5  Expenses and Attorney's Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    4
         1.6  Indemnification and Contribution  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
         1.7  Further Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
         1.8  Covenant to Maintain Effective Registration
                   Statement and Issue Unlegended Securities  . . . . . . . . . . . . . . . . . . . . . . . .    9
         1.9  Effectiveness of Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

SECTION 2.  CLOSING CONDITIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         2.1  Conditions to Your Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9
         2.1.1  Opinions of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.1.2  Representations and Warranties True; No Default
                     or Event of Default; Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.1.3  Compliance With This Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
         2.1.4  Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.1.5  Effective Registration Statement; Public Resale . . . . . . . . . . . . . . . . . . . . . . .   11
         2.1.6  The Indenture . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.1.7  Completion of Other Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
         2.1.8  Proceedings Satisfactory  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         2.1.9  Consents - Permits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         2.1.10  Defaults . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         2.1.11  Resolutions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
         2.1.12  Organizational Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         2.1.13  Security Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
         2.1.14  Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         2.1.15  Expenses and Attorneys' Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
         2.1.16  Surveys  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         2.1.17  Lien Searches  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         2.2  Conditions to Company's Obligations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         2.2.1  Purchaser's Representations and Warranties True . . . . . . . . . . . . . . . . . . . . . . .   15
         2.2.2  Payment of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

SECTION 3.  REPRESENTATIONS AND WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
         3.1  Organization, Standing and Qualification  . . . . . . . . . . . . . . . . . . . . . . . . . . .   16
         3.2  Capitalization  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
         3.3  Authorization of Agreement and Other Documents  . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.4  No Violation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
         3.5  Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20
         3.6  No Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   20

         3.7  Outstanding Indebtedness - Senior Indebtedness  . . . . . . . . . . . . . . . . . . . . . . . .   21
         3.8  Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         3.9  No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
         3.10  Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         3.11  No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         3.12  Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         3.13  Governmental Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
         3.14  Brokers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.15  Burdensome Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.16  Certain Governmental Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
         3.17  Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
         3.18  No Violation of Regulations of Board of Governors
                    of Federal Reserve System . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   25
         3.19  Labor Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         3.20  Investment Company Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   26
         3.21  Margin Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         3.22  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   27
         3.23  Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
         3.24  Environmental Protection . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

SECTION 4.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29

SECTION 5.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         5.1  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
         5.2  Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         5.3  Amendment and Waiver  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         5.4  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33
         5.5  Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         5.6  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         5.7  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         5.8  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         5.9  The Registration Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
         5.10  Access to Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         5.11  Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . .   38
         5.12  Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

ANNEX A    INDENTURE
ANNEX B    OPINION OF COUNSEL TO THE COMPANY

SCHEDULE I  PURCHASERS

                   RESORTS INTERNATIONAL HOTEL FINANCING INC.
                                 1133 Boardwalk
                        Atlantic City, New Jersey  08401


                            -----------------------

                            NOTE PURCHASE AGREEMENT

                            -----------------------


                                 May 3, 1994

The Funds and Accounts Listed
  on Schedule I hereto
c/o Fidelity Management & Research Company
82 Devonshire Street
Boston, Massachusetts  02109

Gentlemen:

         Resorts International Hotel Financing, Inc., a Delaware corporation (the "Company") which is a wholly-owned subsidiary of Resorts International, Inc., a Delaware corporation ("RII"), hereby agrees with each of you as follows:

SECTION 1.  PURCHASE AND SALE OF SECURITIES

1.1   Issue of Securities

         The Company has authorized the issuance of its 11% Senior Secured Notes due July 15, 2002 (the "Senior Notes" or the "Securities"), in an aggregate principal amount of up to $20,000,000, to be issued pursuant to the Indenture attached hereto as Annex A (herein, together with all amendments and modifications thereto from time to time, collectively called the "Indenture"). The Joint Plan of Reorganization of RII and GGRI (the "Plan") provides for the execution and delivery of this Agreement on the "Effective Date" (as defined therein).

         Capitalized terms used herein without definition shall have the meanings specified in Section 4 hereof.

         Each Senior Note will be in the amount of $1,000 or any integral multiple of $1,000; each Senior Note will be dated as provided in Section 1.2 hereof; and each Senior Note will otherwise be in the form of the Senior Note set out in Section 2.02 of the Indenture.

1.2   Sale and Purchase of the Securities; the Closing

         In reliance upon the representations and warranties of the Company contained herein and in the other Documents (as herein defined), and upon the terms and conditions set forth herein and therein, you hereby agree, upon request therefor made by the Company in writing upon at least thirty days notice (which notice shall be delivered at any time after the date hereof and prior to the date that is 30 days prior to the first anniversary of the date hereof), to purchase your Applicable Percentage of the Securities, or your Applicable Percentage of such portion of the Securities as shall be designated by the Company, from the Company at the Time of Purchase, subject to the satisfaction or waiver of the conditions set forth in Section 2.1.

         The purchase price for the Senior Notes purchased and sold hereunder shall be 100% of the principal amount of each Senior Note.

         The sale and purchase of Securities hereunder shall take place prior to the first anniversary of the date hereof at the closing (the "Closing") at the offices of Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York, or such other place in New York, New York as may be mutually agreed upon by you and the Company at such time and on such date as shall reasonably be designated by the Company on at least thirty business days written notice. The Company will deliver to you the Securities to be purchased by you at such Closing in the aggregate amount of up to $20,000,000 (in such permitted denomination or denominations and registered in your name or the name of such nominee or nominees as you may request), dated the date of such Closing against payment of the purchase price therefor by wire transfer of immediately available funds or by federal funds check. The date and time at which the Closing is to be concluded is referred to herein as the "Time of Purchase." The Company shall not be obligated to designate a Time of Purchase. If no Time of Purchase is designated, no Closing shall occur hereunder. Once a Time of Purchase shall be designated by the Company, the Company shall be obligated to sell the Securities hereunder on the date so designated, subject to satisfaction or waiver of the conditions set forth herein.

1.3   Purchaser's Representations

         (a) Each of you, severally and not jointly, represents to the Company that you are purchasing the Securities to be purchased by you solely for your own account and with no current intention of distributing or reselling said Securities or any part thereof, or interest therein, in any transaction which would be in violation of the securities laws of the United States of America or any state thereof, without prejudice, however, to your right at all times to sell or otherwise dispose of all or any part of said Securities under a registration under the Securities Act or under an exemption from such registration available under the Securities Act, and subject, nevertheless, to the disposition of your property being at all times within your control. You understand that the Securities being acquired by you hereunder have not been registered under the Securities Act by reason of their contemplated issuance in transactions exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Sections 4(1) and 4(2) thereof, and that the reliance of the Company and any other purchaser of Securities is predicated in part on your representations and warranties hereunder.

         (b) You are an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act and you have such knowledge and experience in financial and business matters that you are capable of evaluating the merits and risks of the investment to be made by you hereunder.

         (c) Your execution, delivery and performance of this Agreement will not result in a violation of any Federal or state law, rule or regulation or any material agreement or instrument to which you are a party or by which you or your assets are bound. You have the corporate or partnership power to enter into and perform this Agreement and the other instruments to which you are a party. You have taken all requisite corporate or partnership action to authorize your execution and performance of this Agreement and such other instruments. If acting in a fiduciary capacity, you are duly authorized so to act. This Agreement is your legal, valid and binding agreement, enforceable against you in accordance with its terms.

1.4   Failure to Deliver

         If, at the Closing, any of the conditions to such Closing specified in this Agreement shall not have been fulfilled to your reasonable satisfaction, at your election and notwithstanding anything to the contrary in this Agreement, you shall be relieved of all obligations to proceed with such Closing until such time as such conditions, shall have been fulfilled to your reasonable satisfaction (but, in any case, not beyond the first anniversary of the date hereof.)

1.5   Expenses and Attorney's Fees

         (a) Whether or not the Securities are sold, the Company will pay all of its costs and expenses and your reasonable out-of-pocket expenses relating to this Agreement, including but not limited to:

               (i) the cost of issuance of the Securities and the preparation, execution and delivery of this Agreement and the other Documents;

               (ii) your reasonable out-of-pocket expenses incurred in connection with this Agreement and the other documents referred to in clause (i) above;

               (iii) the reasonable fees and disbursements of Weil, Gotshal & Manges (your counsel in connection herewith) as well as any local counsel engaged by Fidelity or such counsel in connection herewith;

               (iv) the cost of delivering to your home office or the office of your designee, insured to your reasonable satisfaction, the Securities purchased by you at the Time of Purchase;

               (v) all reasonable out-of-pocket expenses relating to any amendment, or modification of, or any waiver, or consent or preservation of rights under, this Agreement and the other Documents;

               (vi) all expenses incident to the Company's performance of or compliance with Section 2.1.5 and Section 5.9 of this Agreement including without limitation all registration and filing fees, all fees and expenses associated with filings required to be made with the NASD as may be required by the rules and regulations of the NASD, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Securities), messenger and delivery expenses, the Company's internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal or accounting duties), printing costs, fees and expenses of counsel for the Company and its independent certified public accountants (including the expenses of any special audit required by or incident to such performance), reasonable fees and expenses of Weil, Gotshal & Manges and any local counsel engaged by Fidelity or Weil, Gotshal &

      Manges in connection with such performance or compliance and the fees and expenses of any special experts retained by the Company in connection with the Registration Statement; provided, however, that in no event shall such registration expenses include any underwriting discounts, commissions or fees attributable to the sale of the Securities; and

               (vii) all other expenses, including without limitation counsel's fees in accordance with Section 5.9, incurred by the Company or you in connection with the transactions contemplated by this Agreement and the other Documents.

         (b) If, at any time or times, regardless of the existence of an Event of Default (except with respect to paragraphs (iii) and (iv) below, which shall be subject to an Event of Default having occurred and be continuing), Fidelity (or in the case of paragraphs (iii) and (iv) below, any Trustee) employs counsel or other advisors for advice or other representation and incurs reasonable legal or other costs and expenses in connection with:

               (i) any amendment, modification or waiver, or consent with respect to, any of the Documents or the Registration Statement or advice in connection with the administration of any purchase made pursuant hereto or the rights of the purchasers hereunder or thereunder;

               (ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by you, the Company or any other Person) in any way relating to the Collateral or any of the Documents;

               (iii) any attempt to enforce any of the rights of the purchasers hereunder or under the other Documents or any rights of the Trustee hereunder or under the other Documents;

               (iv) any attempt to verify, protect, collect, sell, liquidate or otherwise dispose of any of the Collateral;

then, and in any such event, the reasonable attorneys' and other parties' fees arising from such services, including those of any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section that you shall incur in your capacity as the purchaser or a holder of the Securities shall be payable, on demand, by the Company to you or such Trustee and shall be additional obligations secured under this Agreement and the other Documents.

1.6   Indemnification and Contribution

         (a) In addition to (but without duplication of) any and all obligations of the Company to indemnify you pursuant to any of the other Documents, the Company shall, without limitation as to time, indemnify you and your Agents against, and hold each of you and them harmless from, all losses, claims, damages, liabilities, costs (including the costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses") incurred by each of you or them relating to or arising out of or in connection with this Agreement or the other Documents, whether or not the transactions contemplated by this Agreement are consummated, other than any Losses resulting from action on the part of you or your Agents which is determined by a final judgment of a court of competent jurisdiction to be the result of your or your Agents' willful misconduct or gross negligence. The Company agrees to reimburse each of you and your Agents promptly for all such Losses as they are incurred by you or your Agents. The obligations of the Company to you and each of your Agents hereunder shall be separate obligations and the Company's liability to you or any of your Agents hereunder shall not be extinguished solely because any of your Agents or you are not entitled to indemnity hereunder. The obligations of the Company under this Section 1.6(a) shall survive the payment or prepayment of the Securities, at maturity, upon redemption or otherwise, any transfer of the Securities by you and the termination of this Agreement and the other Documents. The provisions of this Section 1.5(a) shall not apply to any
Losses: (i) arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they are made) not misleading; or (ii) that are expressly indemnified, regardless of whether such indemnification is subject to certain conditions or limitations, under the provisions of the Purchase Agreement, dated as of October 11, 1993, between RII and Sun International Hotels Limited ("SIHL"), the letter agreement, dated October 11, 1993, among Fidelity Management & Research Company, TCW Special Credits, RII, GGRI, SIHL and Sun International Investments Ltd. or the Standby Distribution Agreement, dated as of October 15, 1993 between RII and P.I. Resorts Limited; or (iii) any other agreement or instrument which is not a Document.

         (b) The Company further agrees to indemnify, to the full extent permitted by law, each of you, your officers, directors, partners, employees and Agents and each Person that controls you (within the meaning of the Securities Act), and any investment advisor thereof or Agent therefor, against all Losses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in light of the circumstances under which they are made) not misleading, except insofar as the same arise out of or are based upon any information with respect to you furnished in writing to the Company by you.
The Company will also indemnify any underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution and their officers and directors and each person who controls such persons or entities (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of you. The obligations of the Company under this Section 1.6(b) shall survive the payment or prepayment of the Securities, at maturity, upon redemption or otherwise, any transfer of the Securities by you and the termination of this Agreement and the other Documents.

         (c) Any person or entity entitled to indemnification under this Agreement agrees to give prompt written notice to the indemnifying party after the receipt by such person or entity of any written notice of the commencement of any action, suit or proceeding against such person or entity or investigation thereof for which such person or entity will claim indemnification or contribution pursuant to this Agreement and, unless in the reasonable judgment of such indemnified party a conflict of interest exists between such indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to such indemnified party. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one lead counsel with respect to such claim, (plus local counsel fees, if required) unless in the reasonable judgment of counsel to such indemnified party a conflict of interest exists between such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels. The indemnifying party will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld. No failure by an indemnified party to give notice as required by this Section 1.6 shall relieve any indemnifying party of its indemnification obligations under this Agreement, except to the extent that such indemnifying party has actually been prejudiced by such failure.

         (d) If the indemnification provided for in Section 1.6(b) from the indemnifying party is unavailable to an indemnified party hereunder in respect of any Losses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions or inactions which resulted in such Losses, as well as any other relevant equitable considerations. If a claim for indemnification relates to the Registration Statement, the relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

         The parties hereto agree that it would not be just and equitable if contribution pursuant to this paragraph (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (e) In the event that any provision of an indemnification clause in an underwriting agreement executed by or on behalf you differs from a provision in this Section 1.6, such provision in the underwriting agreement shall determine your rights in respect thereof.

1.7   Further Action

         During the period from the date hereof to the Time of Purchase the Company shall use its best efforts and take all action reasonably necessary or appropriate to cause its representations and warranties contained in Section 3 to be true as of the date and time of the Closing, after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date.

1.8 Covenant to Maintain Effective Registration Statement and Issue Unlegended Securities

         (a) The Company agrees that it shall take, or cause its Affiliates to take, such action as may be necessary to ensure that the Registration Statement (as defined in Section 2.1.5) shall remain effective from and after the Time of Purchase, continuously, until the earlier of (i) the [third] anniversary of the Time of Purchase or (ii) such earlier date as you shall have disposed of all of the Securities (the earlier of such events being referred to herein as the "Effectiveness Termination Date"), as more particularly set forth in Section 5.9.

         (b) On the Effectiveness Termination Date, upon your request and, if requested by the Company, upon your delivery of a certificate to the effect that you are not an "affiliate" of the Company for purposes of the Exchange Act, the Company promptly will prepare and deliver to you, against your return and exchange of the Securities issued to you at the Time of Purchase, Securities which are identical in every respect to the Securities so returned and exchanged by you except that such Securities shall not bear any restrictive legends or other marks that would cause such Securities to be ineligible for resale by you in customary brokerage transactions.

1.9   Effectiveness of Provisions

         Notwithstanding anything to the contrary contained herein, the provisions of Section 1.8 shall have no effect until such time as the Securities shall have been purchased by you pursuant to the provisions of this Agreement.

SECTION 2.  CLOSING CONDITIONS

2.1      Conditions to Your Obligations

         With respect to each of you, your obligation to purchase and pay for the Securities to be delivered to you at the Closing shall be subject to the satisfaction or waiver by you of the following conditions on or before the Time of Purchase:

2.1.1    Opinions of Counsel

         You shall have received:

         (a) a favorable opinion, dated the Time of Purchase and addressed to you, from counsel for the Company (which counsel shall be reasonably acceptable to you), in form and substance reasonably satisfactory to you, as to the matters set forth on Annex B to this Agreement; and

         (b) such other opinions of counsel covering matters incidental to the transactions contemplated by this Agreement as you may reasonably request.

         In rendering each of the foregoing opinions, such counsel may rely as to factual matters upon certificates or other documents furnished by officers and directors of the Company (copies of which shall be delivered to you) and by government officials, and upon such other documents as such counsel deem appropriate as a basis for their opinion. Each such counsel may specify the jurisdictions in which they are admitted to practice and will limit their opinions to such jurisdictions.

2.1.2 Representations and Warranties True; No Default or Event of Default; Certificate

         The Company's representations and warranties contained in Section 3 hereof shall be true and correct in all respects at and as of the date hereof and at and as of the Time of Purchase after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date, and you shall have received an officer's certificate executed by the Chairman of the Board, the President or any Vice President of RII to such effect. There shall exist at and as of the Time of Purchase (after giving effect to the transactions contemplated by this Agreement), no Default or Event of Default hereunder.

2.1.3    Compliance With This Agreement

         The Company shall have performed and complied in all respects with all agreements, covenants and conditions contained herein, in the other Documents and any other document contemplated hereby or thereby which are required to be performed or complied with by the Company on or before the Time of Purchase.

2.1.4    Officers' Certificate

         You shall have received a certificate, dated the Time of Purchase and signed by the Chairman of the Board, the President or any Vice- President of the Company, (a) certifying that the conditions set forth herein are satisfied on and as of such date and (b) further certifying as to such other matters as you may reasonably request.

2.1.5    Effective Registration Statement; Public Resale

         (a) At or prior to the Closing, a registration statement on Form S-1 (or any other form which the Company shall be entitled to use with respect to the transactions contemplated hereby) in respect of the Senior Notes (the "Registration Statement") shall have been declared effective by the SEC, and such Registration Statement shall provide for the resale of such Senior Notes by you on a delayed or continuous basis pursuant to Rule 415 under the Securities Act; at the Time of Purchase no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC; at the Time of Purchase all reports of the Company required to be filed under the Exchange Act, through and including the Time of Purchase shall have been timely filed with the SEC; and the Company, RII, GGRI and RIH shall have taken such other actions as may be necessary to ensure that all of the Securities may be re-sold publicly by you, without restriction under the Securities Act, immediately following the issuance thereof in accordance with Section 1.8(a).

2.1.6    The Indenture

         The Company and a bank or trust company with capital and surplus of not less than $100,000,000, and otherwise satisfactory to you, shall have duly entered into the Indenture, as trustee, and you shall have received counterparts, conformed as executed, of the Indenture.

2.1.7    Completion of Other Transactions

         Prior to or simultaneously with the sale to you of the Securities to be purchased by you at the Closing the Company shall have consummated, pursuant to an order of the United States Bankruptcy Court for the District of Delaware, all transactions described in the Information Statement/ Prospectus included in the Company's Registration Statement on Form S-4, as amended (File No. 33-50733) (the "Form S-4"), and necessary for the occurrence of the "Effective Date," as defined therein (the "Other Transactions").

2.1.8    Proceedings Satisfactory

         All proceedings taken in connection with the issuance of the Securities, the sale of the Securities to you, your resale of the Securities and the other transactions contemplated by hereby, and all documents and papers relating thereto, shall be reasonably satisfactory to you and your counsel.
You and your counsel shall have received copies of such documents and papers as you or they may reasonably request in connection therewith, including without limitation any documents you or such counsel reasonably may request regarding the business or affairs of RII and any of its Subsidiaries, all in form and substance reasonably satisfactory to you. Any Document, any document annexed to this Agreement and any other document contemplated by this Agreement, not approved by you in writing as to form and substance on the date this Agreement is executed, shall be reasonably satisfactory in form and substance to you.

2.1.9    Consents - Permits

         The Company shall have received all material consents, permits and other authorizations, and made all such filings and declarations, as may be required from any Person pursuant to any law, statute, regulation or rule (federal, state, local and foreign), or pursuant to any agreement, order or decree to which the Company is a party or to which it is subject, in connection with the transactions contemplated by this Agreement, the sale of the Securities to you or the Other Transactions.

2.1.10   Defaults

         There shall not have occurred and be continuing any "Default" or "Event of Default" under any of (a) the Mortgage Note Indenture (as defined in the Indenture), (b) the Junior Mortgage Note Indenture (as defined in the Indenture), or (c) the Indenture (as if it were in full force and effect).

2.1.11   Resolutions

         You shall have received certified copies of resolutions of the board of directors of each of the Company, RII, RIH and GGRI, each certified by the Secretary or Assistant Secretary of such entity in each case as of the Time of Purchase, to be duly adopted and in full force and effect on such date, authorizing the execution, delivery and performance by such company of the Documents to which such entity is a party.

2.1.12   Organizational Documents

         You shall have received (a) certified copies of the organizational charter and all amendments thereto of each of the Company, RII, RIH and GGRI, certified as of a recent date by the Secretary of State of the jurisdiction of its organization, and copies of such entity's by-laws, certified by the Secretary or Assistant Secretary of such entity as true and correct as of the Time of Purchase, (b) with respect to each of the Company, RII, RIH and GGRI, long-form good standing certificates, dated as of the business day immediately prior to the Time of Purchase, issued by the Secretary of State of such corporation's jurisdiction of incorporation and (c) with respect to each of the Company, RII, RIH and GGRI, certificates of good standing, dated not more than five days prior to the Closing, issued by the Secretary of State of each jurisdiction in which such corporation's failure to qualify to do business as a foreign corporation would have a Material Adverse Effect.

2.1.13   Security Documents

         Each of the Security Documents shall have been duly executed and delivered by the Company, RII, RIH, or GGRI, as applicable, together with:

         (a) acknowledgement copies of proper financing statements (Form UCC-1) duly filed under the Uniform Commercial Code of each jurisdiction as may be necessary or, in your opinion, desirable to perfect the security interests created by the Security Documents,

         (b) certified copies of Requests for Information or Copies (Form UCC-11), or equivalent reports, listing the Financing Statements referred to in paragraph (a) above and all other effective financing statements which name the Company, RII, RIH or GGRI or any of their Material Subsidiaries (under a present name and any previous name(s)) as debtor and which are filed in the jurisdictions referred to in said paragraph
      (a), together with copies of such other financing statements (none of which shall cover the Collateral purported to be covered by the Security Documents),

         (c) evidence of the completion of all recordings and filings of the Security Documents as may be necessary or, in your opinion, desirable to perfect the security interests and liens created by the Security Documents (including without limitation the Mortgages),

         (d) evidence of delivery to the Trustee of certificates representing the pledged securities of the Company, RIH and GGRI referred to in each of the RII Stock Pledge Agreement and the GGRI Stock Pledge Agreement, both of which are among the various Security Documents, and undated stock powers for such certificates executed in blank,

         (e) evidence that the Intercreditor Agreement has been executed by each of the requisite parties thereto, has been recorded or filed as required by its terms, and remains in full force and effect, and

         (f) evidence that all other actions necessary or, in your opinion, desirable to perfect and protect the security interests created by the Security Documents have been taken.

2.1.14   Insurance

         You shall have received satisfactory evidence that the insurance policies provided for in the Security Documents are in full force and effect, certified by the insurer thereof, together with appropriate evidence showing a loss payable clause in favor of the Trustee for the benefit of the holders of the Securities. You shall also have received, with respect to all real property included in the Collateral, an ALTA- form title insurance policy naming the Trustee as insured mortgagee, issued by a title insurance company acceptable to you, in an amount not less than the aggregate principal amount of the Securities to be purchased by you hereunder, insuring that the Trustee has a first mortgage, with such endorsements as may be reasonably required by you and with no exceptions or exclusions other than as may be approved by you.

2.1.15   Expenses and Attorneys' Fees

         The Company shall have tendered payment of all reasonable fees and expenses of (i) your outside counsel, Weil, Gotshal & Manges and (ii) all special local counsel retained by Fidelity or such outside counsel, and all other fees or expenses owed to you pursuant to Section 1.5, in each case in connection with any of the Documents, the Registration Statement and the transactions contemplated thereby.

2.1.16   Surveys

         You shall have received current ALTA survey and surveyor's certification satisfactory in form and substance to you as to all real property included in the Collateral.

2.1.17   Lien Searches

         You shall have received evidence satisfactory to you, including copies of Form UCC-11, that the assets and properties owned by RII and its Subsidiaries are free and clear of Liens other than those that are permitted hereunder or created pursuant to the Security Documents.

2.2      Conditions to Company's Obligations

         The Company's obligation to sell the Securities to be delivered to you at the Closing shall be subject to the satisfaction of the following conditions:

2.2.1    Purchaser's Representations and Warranties True

         Your representations and warranties contained in Section 1.3 hereof shall be true in all respects at and as of the Time of Purchase after giving effect to the transactions contemplated by this Agreement, as if made on and as of such date.

2.2.2    Payment of Purchase Price

         You shall have tendered to the Company the purchase price specified herein in respect of the Securities to be sold at such Closing in such manner as is specified herein or is otherwise agreed to by the Company.

SECTION 3.     REPRESENTATIONS AND WARRANTIES

         Solely in connection with the execution and delivery of this Agreement and the other Documents, the Securities and the Indenture and solely with respect to the rights and obligations of the Company and you created hereby and thereby, the Company represents and warrants to each of you as follows (it being understood and agreed that such representations and warranties are being made on the mutually acceptable assumption that the Restructuring (as defined in the Form S-4) has been consummated on the terms set forth in the Form S-4 and that such representations and warranties are not being made in connection with the Restructuring):

3.1      Organization, Standing and Qualification

         (a) Each of the Company, RII, GGRI, RIH and all Material Subsidiaries of the foregoing is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; has all requisite corporate power and authority to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted, except where failure to be so existing and in good standing or to have such power and authority would not individually or in the aggregate have a material adverse effect on the Company, RIH, GGRI or RII and its Material Subsidiaries taken as a whole or on the Collateral (a "Material Adverse Effect"). Each of the Company, RII, GGRI, RIH and all Material Subsidiaries of the foregoing is duly qualified or licensed to do business as a foreign corporation in good standing in all jurisdictions in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed, except for such jurisdictions where the failure to so qualify or be licensed would not have a Material Adverse Effect. The Company has heretofore delivered to you true, complete and correct copies of its Charter Documents, as well as the Charter Documents of RII, GGRI and RIH, in each case as presently in effect and a list of all jurisdictions in which any of it, RII, GGRI, RIH and all Material Subsidiaries of the foregoing are qualified or licensed to do business as a foreign corporation. The term "Material Subsidiaries" means all direct or indirect subsidiaries of the Company that qualify as a "significant subsidiary" for purposes of Section 1-02(v) of Regulation S-X promulgated by the Securities and Exchange Commission.

         (b) The Company has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement and the other Documents, to issue the Securities and to carry out the transactions contemplated hereby and thereby. Each of RII, RIH and GGRI has all requisite corporate power and authority to enter into and perform all of its obligations under the Indenture and the Security Documents to which it is a party and to carry out the transactions contemplated thereby.

         (c) All shares of capital stock and other equity securities of the Company, RII, GGRI, RIH and all Material Subsidiaries of the foregoing have been validly issued and are fully paid and nonassessable and, with respect to any direct or indirect Material Subsidiary of RII, are owned by RII or a direct or indirect wholly-owned Subsidiary of RII beneficially and of record, free and clear of any Lien, except for Liens set forth in Schedule 3.1. Neither the Company, RII, RIH or any Material

Subsidiary of the foregoing has outstanding stock or securities convertible into or exchangeable or exercisable for any shares of its capital stock, nor does it have outstanding any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, any shares of its capital stock or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, except as set forth on Schedule 3.1.

3.2      Capitalization

         The authorized capital stock of the Company consists of 1,000 shares of common stock, $.01 par value per share, of which one share is issued and outstanding as of the date hereof; the authorized capital stock of GGRI consists of 1,000 shares of common stock, $1.00 par value per share, of which 1,000 shares are issued and outstanding as of the date hereof; and the authorized capital stock of RIH consists of 5,000,000 shares of common stock, $1.00 par value per share, of which 1,000,000 shares are issued and outstanding as of the date hereof. All such outstanding shares have been duly and validly issued, are fully paid and nonassessable. Except as set forth on Schedule 3.2, all outstanding shares of the Company's and GGRI's capital stock are owned by RII, and all outstanding shares of RIH's capital stock are owned by GGRI, in each case free from any material Liens, Charges, security interests, pledges or other encumbrances of any kind whatsoever. Except as contemplated by Schedule 3.2, (a) there are no outstanding subscriptions, warrants, options, calls or commitments of any character relating to or entitling any Person to purchase or otherwise acquire any capital stock of the Company, GGRI or RIH; (b) there are no obligations or securities convertible into or exchangeable for shares of any capital stock of the Company, GGRI or RIH or any commitments of any character relating to or entitling any Person to purchase or otherwise acquire any such obligations or securities; (c) there are no preemptive or similar rights to subscribe for or to purchase any capital stock of the Company, GGRI or RIH; and, (d) except for this Agreement and that certain registration rights agreement, dated as of April 29, 1994 by and among RII, the Company, RIH, GGRI, one the one hand, and you and another party, on the other hand, with respect to the registration of certain equity and debt securities held by you and such other party, neither RII, the Company, RIH nor GGRI has entered into any agreement to register its equity or debt securities under the Securities Act.

3.3      Authorization of Agreement and Other Documents

         (a) The Company has taken all actions necessary to authorize it to enter into and perform its obligations under this Agreement, the Securities and the other Documents and to consummate the transactions contemplated hereby and thereby and by the Registration Statement. This Agreement is, and, as of the Time of Purchase, the Documents will be, and, as of the Time of Purchase the Securities will be, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto.

         (b) Each of RIH, RII and GGRI has taken all actions necessary to authorize it to enter into and perform its obligations under any Documents to which it is a party and to consummate the transactions contemplated thereby and by the Registration Statement. As of the Time of Purchase, the Documents will be legal, valid and binding obligations of RIH, RII or GGRI, as applicable, enforceable in accordance with their respective terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except to the extent that rights to indemnification thereunder may be limited by federal or state securities laws or public policy relating thereto.

3.4      No Violation

         (a) Neither the execution or delivery by the Company of the Documents nor the issuance, sale or delivery of the Securities, nor the performance by the Company of its obligations under the Documents and the Securities, nor the consummation of the transactions contemplated hereby and thereby, will as of the Time of Purchase, (a) violate any provision of the Charter Documents of the Company, RII, GGRI, RIH or any Material Subsidiary of the foregoing; (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Authority to which the Company, RII, GGRI, RIH or any Material Subsidiary of the foregoing or any of their respective properties may be subject, the violation of which would have a Material Adverse Effect; (c) cause the acceleration of the maturity of any indebtedness for borrowed money or other obligation of the Company, RII, GGRI, RIH or any Material Subsidiary of the foregoing; or (d) violate, or be in conflict with, or constitute a default under, or permit the termination of, or require the consent of any Person (other than consents which have been or will be obtained prior to the Time of Purchase, which consents shall remain and continue in full force and effect) under, or result in the creation of any Lien upon any property of the Company, RII, GGRI, RIH or any Material Subsidiary of the foregoing under, any material agreement to which the Company is a party or by which the Company, RII, GGRI, RIH or any Material Subsidiary of the foregoing (or their respective properties) may be bound other than any of the foregoing that would not have a Material Adverse Effect. Neither the Company, RII, GGRI, RIH nor any Material Subsidiary of the foregoing is in default in any material respect (without giving effect to any grace or cure period or notice requirement) under any agreement for borrowed money or under any agreement pursuant to which any of its securities were sold.

         (b) Neither the execution or delivery by any of RII, RIH or GGRI of the Documents to which it is a party nor the issuance, sale or delivery of the Securities by the Company, nor the performance by any of RII, RIH or GGRI of its obligations under the Documents, nor the consummation of the transactions contemplated hereby and thereby, will as of the Time of Purchase, (a) violate any provision of the Charter Documents of the Company, RII, GGRI, RIH or any Material Subsidiary of the foregoing; (b) violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority to which the Company, RII, GGRI, RIH or any Material Subsidiary of the foregoing or any of their respective properties may be subject, the violation of which would have a Material Adverse Effect; (c) cause the acceleration of the maturity of any debt or obligation of the Company, RII, GGRI, RIH or any Material Subsidiary of the foregoing; or (d) violate, or be in conflict with, or constitute a default under, or permit the termination of, or require the consent of any Person (other than consents which have been or will be obtained prior to the Time of Purchase) under, or result in the creation of any Lien upon any property of the Company, RII, GGRI, RIH or any Material Subsidiary of the foregoing under, any material agreement to which the Company is a party or by which the Company, RII, GGRI, RIH or any Material Subsidiary of the foregoing (or any of their respective properties) may be bound (except as contemplated by the Documents).

3.5      Use of Proceeds

         (a) The net proceeds from the sale of the Securities will be used by the Company, RIH, RII and GGRI solely for the purposes set forth in the Registration Statement and in the Form S-4.

         (b) The net proceeds from the sale of the Securities will be loaned by the Company to RIH simultaneously with the Company's receipt thereof, and such loan shall be evidenced by a secured promissory note of RIH in the form attached as Exhibit A to the Indenture, which secured promissory note shall be assigned by RIH to the Trustee under the Indenture. The secured promissory note of RIH will be secured by a first priority lien, subject to the "Permitted Encumbrances" set forth in the Mortgages, on all property and improvements of Merv Griffin's Resorts Casino Hotel in Atlantic City, New Jersey, such lien to be evidenced by the Mortgage Documents attached as Exhibits B, D, E, F, G and J to the Indenture.

         (c) The net proceeds to RIH may be loaned by RIH to GGRI or RII, in its discretion and subject to subparagraph (a) above, and any such loan shall be evidenced by a secured promissory note of RII or GGRI, as applicable, in the form attached as Exhibit I to the Indenture, which secured promissory note shall be assigned by RIH to RIHF as security for the obligations of RIH under the note referred to in subparagraph (b) above and shall be next assigned by RIHF to the Trustee under the Indenture.

         (d) The secured guaranty by RII of the obligations of the Company with respect to the Securities will be secured by a pledge of all of the issued and outstanding capital stock of each of the Company and GGRI, and by a pledge of all the issued and outstanding capital stock of RIH, each such pledge to be evidenced by a Pledge Agreement in the applicable form attached as Exhibit H to the Indenture.

3.6      No Default

         At and as of the Time of Purchase (after giving effect to the transactions contemplated by this Agreement), no event has occurred or failed to occur, the occurrence or failure of which to occur would constitute a Default or Event of Default under the Indenture if the same were in full force and effect.

3.7      Outstanding Indebtedness - Senior Indebtedness

         The capitalization table included in the Form S-4 sets forth and identifies in reasonable detail the capitalization of the Company and its consolidated affiliates, after giving effect to the transactions contemplated by the Form S-4, as of September 30, 1993. The Company has no "Indebtedness" (as such term is defined in the Indenture) ranking senior to, or pari passu with, the Securities in right of payment or secured by liens ranking senior in priority to the liens created by any of the Security Documents.

3.8      Financial Statements

         The Form S-4 includes the following information regarding RII, (a) audited consolidated balance sheets of RII and its Subsidiaries at December 31, 1992 and December 31, 1991 and related audited consolidated statements of operations, consolidated statements of cash flows and changes in stockholders' equity for the three fiscal years ended December 31, 1992, certified by RII's independent certified public accountants, whose reports thereon are included therewith, and (b) an unaudited condensed consolidated balance sheet of RII and its Subsidiaries as of September 30, 1993 and unaudited condensed consolidated statements of operations and of cash flows for the nine months ended September 30, 1993 and 1992. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis ("GAAP") and fairly present the consolidated financial position and results of operations and cash flows of RII and its Subsidiaries as of the dates and for the periods indicated. The financial statements contained in the Registration Statement will be prepared in conformity with GAAP and will fairly present the consolidated financial position and results of operations and cash flows of RII and its Subsidiaries as of the dates and for the periods indicated therein.

3.9      No Material Adverse Change

         Nothing has come to the attention of the Company that would lead it to believe that, since December 31, 1992, except as otherwise disclosed in or contemplated by the Form S-4, RII and its Subsidiaries taken as a whole have suffered any material adverse change in their assets, business, condition (financial or otherwise), results of operations or prospects.

3.10     Full Disclosure

         The Form S-4 does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading (it being understood that the Company makes no representation concerning the projections contained in the Prospectus, except that the Company has no reason to believe that such projections are based on anything other than good-faith estimates and assumptions).

3.11     No Litigation

         Except as set forth in the Form S-4 or on Schedule 3.11 hereto, no action, claim or proceeding is now pending or, to the knowledge of the Company, threatened against the Company, RII or any of their Subsidiaries, at law, in equity or otherwise, before any court, board, commission, agency or instrumentality of any federal, state, or local government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, which, if determined adversely, could have a Material Adverse Effect. No action, claim or proceeding is now pending, or to the best knowledge of the Company threatened, which affects the validity of this Agreement, the issuance of the Notes as contemplated hereby on your resale of any Notes that may be purchased by you, questions the validity of any of the Securities or the Documents or any action taken or to be taken pursuant thereto, or would have, either individually or in the aggregate, a Material Adverse Effect.

3.12     Compliance with Laws

         Neither the Company, RII, GGRI, RIH nor any Subsidiary of the foregoing is subject to any judgment, order, decree, rule or regulation of any court, governmental authority or arbitration board or tribunal, (i) which has materially, adversely affected or which can reasonably be expected to materially and adversely affect their businesses taken as a whole or (ii) prohibiting or threatening to prohibit the consummation of the transactions contemplated hereby (including, without limitation, the issuance of the Securities).

3.13  Governmental Consents

         Neither the nature of the business conducted by the Company, RII, GGRI, RIH or any Subsidiary of the foregoing or of any of their businesses or properties, nor any relationship between the Company and any other Person, nor any circumstance in connection with the offer, issuance, sale or delivery of the Securities as contemplated hereby and in the other Documents (relying upon the accuracy of your representations and warranties herein), is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Company, RII, GGRI, RIH or any Material Subsidiary of the foregoing as a condition to the execution and delivery of this Agreement or the offer, issuance, sale or delivery of the Securities at the Closing, other than (i) the consent, approval, authorization and any filings, registrations or qualifications with the Casino Control Commission and the Division of Gaming Enforcement of New Jersey, which shall have been obtained in form and substance reasonably satisfactory to you and shall be in full force and effect, and (ii) the filings, registrations or qualifications pursuant to Regulation D under the Securities Act or under the state securities laws or "blue sky" laws of any state of the United States of America that may be required to be made or obtained, all of which either shall have been made and obtained on the Time of Purchase (and copies of which delivered to you) or shall have no bearing on the validity and enforceability of this Agreement, the other Documents and the Securities.

3.14     Brokers

         The Company has dealt with no broker, finder, commission agent or other Person in connection with the sale of the Securities and the transactions contemplated by this Agreement, and the Company is under no obligation to pay any broker's fee or commission in connection with such transactions.

3.15     Burdensome Agreements

         To the best knowledge of the Company, except as set forth in or contemplated by the Form S-4, no agreement or instrument to which the Company, RII, GGRI, RIH or any Subsidiary of the foregoing is a party or by which any of them may be bound or to which any of their properties may be subject contains any unusual or burdensome provisions which can reasonably be expected to materially and adversely affect or impair the ownership or operation of the properties or the conduct of the business of the Company or RII and its Subsidiaries taken as a whole.

3.16     Certain Governmental Regulations

         Except as set forth on Schedule 3.16 or as set forth in or contemplated by the Form S-4, neither the Company, RII, GGRI, RIH nor any Material Subsidiary of the foregoing is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act or to any federal or state statute or regulation limiting its ability to incur indebtedness for borrowed money.

3.17     Benefit Plans

         (a) Schedule 3.17 contains a list of each "employee pension benefit plan" (as defined in Section 3(2) of ERISA, hereinafter a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA, hereinafter a "Welfare Plan") and each material bonus, stock option, stock purchase, incentive compensation, deferred or executive compensation plan or arrangement maintained, contributed to or required to be maintained or contributed to by RII or any of its Material Subsidiaries for the benefit of any current or former employee of RII or any of its Material Subsidiaries or their beneficiaries (all of the foregoing being herein called "Benefit Plans"). RII has delivered or made available to you true, complete and correct copies of (1) each Benefit Plan (or, in the case of any material unwritten Benefit Plans, descriptions thereof), (2) the most recent annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to any Benefit Plan (if any such report was filed), (3) the most recent summary plan description for each Benefit Plan for which such a summary plan description exists, and (4) each trust agreement and insurance or annuity contract funding any Benefit Plan.

         (b) Except as disclosed in Schedule 3.17, all contributions to the Benefit Plans that were required to be made by RII or any Material Subsidiary thereof in accordance with the Benefit Plans have been timely made.

         (c) Except as disclosed in Schedule 3.17, any Benefit Plan that is a Pension Plan, other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA that is intended to be tax-qualified and tax-exempt, has received a determination letter from the IRS to the effect that such Pension Plan is qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of the Company or any Subsidiary thereof, has revocation been threatened, nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect that might reasonably be expected to adversely affect its qualification.

         (d) Schedule 3.17 contains a list of each pension Plan subject to Title IV of ERISA maintained, contributed to or required to be maintained or contributed to by an ERISA Affiliate (an "RII Affiliate Pension Plan"). RII has furnished or made available to you the most recent actuarial report or valuation, if any, with respect to each such RII Affiliate Pension Plan.

         (e) Each RII Affiliate Pension Plan has paid all premiums when due to the PBGC to the extent that any non-payment would result in a Material Adverse Effect, and no ERISA Affiliate has incurred any material liability to any such RII Affiliate Pension Plan or to the PBGC that would result in a Material Adverse Effect.

         (f) Except as disclosed on Schedule 3.17, no ERISA Affiliate has incurred any withdrawal liability, within the meaning of Section 4201 or ERISA, which liability has not been fully paid as of the date hereof, or announced an intention to withdraw, but not yet completed such withdrawal, from any multiemployer plan to the extent that any such withdrawal liability or withdrawal would result in a Material Adverse Effect.

         (g) Except as disclosed in Schedule 3.17, no ERISA Affiliate has engaged in a transaction described in Section 4069 of ERISA that would result in a Material Adverse Effect.

         (h) With respect to each Welfare Plan that is a "group health plan" (as such term is defined in Section 500(b)(1) of the Code), RII and all of its Subsidiaries comply in all material respects with applicable requirements of
Section 4980B(f) of the Code to the extent that failure to do so would result in a Material Adverse Effect.

3.18 No Violation of Regulations of Board of Governors of Federal Reserve System

         None of the transactions contemplated by this Agreement (including without limitation the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulation issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

3.19     Labor Matters

         Except as set forth on Schedule 3.19 or as set forth in or contemplated by the Form S-4, there are no strikes or other labor disputes against the Company, RII, GGRI, RIH or any of their Subsidiaries pending or, to the Company's knowledge, threatened which would have a Material Adverse Effect. Hours worked by and payment made to employees of the Company, RII, GGRI, RIH and their Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters which would have a Material Adverse Effect. All payments due from the Company, RII, GGRI, RIH or any of their Subsidiaries on account of employee health and welfare insurance which would have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Company, RII, GGRI, RIH or such Subsidiary. Except as set forth on Schedule 3.19, neither the Company, RII, GGRI, RIH nor any of their Subsidiaries has any obligation under any collective bargaining agreement or any employment agreement. There is no organizing activity involving the Company, RII, GGRI, RIH or any of their Subsidiaries pending or threatened by any labor union or group of employees. Except as set forth on Schedule 3.19, there are no representation proceedings pending or threatened with the National Labor Relations Board, and no labor organization or group of employees of the Company, RII, GGRI, RIH or any of their Subsidiaries has made a pending demand for recognition. There are no material complaints or charges against the Company, RII, GGRI, RIH or any of their Subsidiaries pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by the Company, RII, GGRI, RIH or any Subsidiary of any individual.

3.20     Investment Company Act

         Neither the Company, RII, GGRI, RIH nor any Material Subsidiary is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended. Assuming the accuracy of your representations and warranties hereunder, the sale of the Securities to you hereunder, the application of the proceeds and repayment thereof by the Company, RIH and RII and the consummation by the Company of the transactions contemplated by this Agreement and the other Documents will not violate any provision of such Act or any rule, regulation or order issued by the Securities and Exchange Commission thereunder.

3.21     Margin Regulations

         The Company does not own any "margin security," as that term is defined in Regulations G and U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and the proceeds of the sale of the Securities will be used only for the purposes contemplated hereunder. Notwithstanding the foregoing, the proceeds of the sale of the Securities will not be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the loans under this Agreement to be considered a "purpose credit" within the meaning of Regulations G, T, U or X of the Federal Reserve Board. The Company will not take or permit any agent acting on its behalf to take any action which might cause this Agreement or any document or instrument delivered pursuant hereto to violate any regulation of the Federal Reserve Board.

3.22     Taxes

         All federal, state, local and foreign tax returns, reports and statements required to be filed by the Company, RII and their Subsidiaries relating to any material Charges for which the Company may be liable, jointly, severally or otherwise, have been filed with the appropriate Governmental Authority and all material Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid. Each of the Company, RII and their Subsidiaries has paid when due and payable all material Charges required to be paid by it. Proper and accurate amounts have been withheld by the Company and its Material Subsidiaries from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 3.22 sets forth, for each of the Company, RII and their Subsidiaries, those taxable years for which its tax returns, the adjustment of which may result in the imposition of a material Charge payable by the Company, are currently being audited by the IRS or any other applicable Governmental Authority. Except as described in Schedule 3.22 hereto, neither the Company, RII nor any of their Subsidiaries has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any such material Charges. Except as set forth on Schedule 3.22 hereto, neither the Company, RII nor any of their Subsidiaries has any obligation under any written tax sharing agreement.

3.23     Liens

         The Liens granted to the Trustee named in the Indenture pursuant to the Security Documents (other than the Mortgages) will at the Time of Purchase, and the filing of any financing statements or other instruments in respect thereof, be fully perfected first priority Liens in and to the Collateral described therein, subject to the "Permitted Encumbrances" set forth in the Mortgages. The Liens granted to the Trustee named in the Indenture pursuant to the mortgages (included in the Security Documents) will be fully perfected first priority Liens in and to the Collateral therein described upon their recording.

3.24     Environmental Protection

         Except as set forth on Schedule 3.24, to the Company's knowledge without independent investigation, all real property owned and real property leased by the Company, RII or any of their Material Subsidiaries is free of contamination from any substance or material currently identified to be toxic or hazardous pursuant to the Environmental Laws, including, without limitation, any asbestos, pcb, radioactive substance, methane, volatile hydrocarbons, industrial solvents, or any other material or substance which has in the past or could at any time in the future cause or constitute a health, safety, or environmental hazard to any Person or property. Neither the Company, RII nor any of their Material Subsidiaries has caused or suffered to occur any discharge, spillage, uncontrolled loss, seepage, or filtration of oil or petroleum or chemical liquids or solids, liquid or gaseous products, or hazardous waste or hazardous substance in violation of the Environmental Laws (a "Spill") at, under, or within any real property owned or leased by any such Person that reasonably could be expected to result in a Material Adverse Effect. Neither the Company, RII nor any of their Material Subsidiaries is involved in operations which could lead to the imposition of any liability or Lien on any such Person or any owner of any premises occupied by such Person under the Environmental Laws and neither the Company, RII nor any of their Material Subsidiaries permitted any tenant or occupant of such premises to engage in any such activity.

SECTION 4.     DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         Affiliate: With respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such Person.

         Agent: Any person authorized to act and who acts on behalf of you with respect to the transactions contemplated by the Documents.

         Agreement:  See Section 1.2.

         Applicable Percentage: With respect to any of you, the percentage set forth opposite your name on Schedule I.

         Charges: All Federal, state, county, city, municipal, local, foreign or other governmental taxes at the time due and payable, levies, assessments, charges, liens, claims or encumbrances upon or relating to (i) the Company, RII or any Material Subsidiary's employees, payroll, income or gross receipts, (ii) the Company's, RII's or any Material Subsidiary's ownership or use of any of its assets, (iii) any other aspect of the Company's, RII's or any Material Subsidiary's business, or (iv) the Collateral.

         Charter Documents: The Articles or Certificate of Incorporation and Bylaws, as amended or restated (or both) to date, of any corporation.

         Closing:    See Section 1.2.

         Code:  The Internal Revenue Code of 1986, as amended.

         Collateral:  The collateral covered by the Security Documents.

         Company:  See preamble hereto.

         Default:  See Section 1.01 of the Indenture.

         Documents: This Agreement, the commitment letter, dated February 4, 1994, delivered to the Company by each of you, the Indenture, and the Security Documents, collectively, together with any exhibits, schedules or other attachments thereto or any documents or certificates delivered in connection therewith (including without limitation UCC-1's).

         Environmental Laws: All federal, state and local laws, statutes, ordinances and regulations, now or hereafter in effect, and in each case as amended or supplemented from time to time, and any judicial or administrative interpretation thereof, including, without limitation, any applicable judicial or administrative order, consent decree or judgment, relative to the applicable Real Estate, relating to the regulation and protection of human health, safety, the environment and natural resources (including, without limitation, ambient air, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include but are not limited to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"); the Hazardous Material Transportation Act, as amended (49 U.S.C. Section 1801 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. Section 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. Section 6901 et seq.) ("RCRA"); the Toxic Substance Control Act, as amended (15 U.S.C. Section 2601 et seq.); the Clean Air Act, as amended (42 U.S.C. Section 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. Section 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. Section 651 et seq.) ("OSHA"); and the Safe Drinking Water Act, as amended (42 U.S.C. Section 300f et seq.), and any and all regulations promulgated thereunder, and all analogous state and local counterparts or equivalents and any transfer of ownership notification or approval statutes such as the New Jersey Environmental Cleanup Responsibility Act (N.J. Stat. Ann. Section 13:1K-6 et seq.) ("ECRA").

         Effectiveness Termination Date:  See Section 1.8.

         ERISA:  Employee Retirement income Security Act of 1974, as amended.

         ERISA Affiliate: Any person that, together with the Company, is treated as a single employer under Section 414(b), (c) or (m) of the Code.

         Event of Default:  See Section 1.01 of the Indenture.

         Exchange Act:  The Securities and Exchange of 1934, as amended.

         Form S-4:  See Section 2.1.8.

         GGRI:  GGRI, Inc., a Delaware corporation.

         Governmental Authority: Any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         Indenture:  See Section 1.1.

         IRS:  The Internal Revenue Service, or any successor thereto.

         Lien: Any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, Charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the Uniform Commercial Code or comparable law of any jurisdiction).

         Losses:  See Section 1.6.

         Material Adverse Effect:  See Section 3.1.

         Mortgages: The "Mortgage" and the "Guaranty Mortgage", as defined in the Indenture.

         NASD:  National Association of Securities Dealers, Inc.

         Other Transactions:  See Section 2.1.7.

         PBGC:  Pension Benefit Guaranty Corporation.

         Person: An individual, partnership, corporation, trust or unincorporated organization or a government or agency or political subdivision thereof.

         Plan:  See Section 1.1.

         Prospectus: The Prospectus contained or to be contained in the Registration Statement.

         Registration Statement:  See Section 2.1.5.

         Restructuring:  See Section 3.

         RIH:  Resorts International Hotel, Inc., a New Jersey corporation.

         RII:  Resorts International, Inc., a Delaware corporation.

         SEC:  The Securities and Exchange Commission.

         Securities:  See Section 1.1.

         Securities Act:  The Securities Act of 1933, as amended.

         Security Documents: The RII Stock Pledge Agreement, the GGRI Stock Pledge Agreement, the RIH Senior Promissory Note, the Assignment Agreement, and the other Mortgage Documents (all as defined in the Indenture), the Mortgages and (i) that certain Assignment of Leases and Rents, and (ii) that certain Assignment of Operating Assets, each dated the date hereof by RIH to the Trustee and securing the RIH Guaranty (as defined in the Indenture), the Intercreditor Agreement, and any financing statements delivered in connection with any of the foregoing.

         Senior Notes: All the 11% Senior Secured Notes due July 15, 2002 of the Company issued pursuant to the Indenture and Section 1.1 hereof.

         Subsidiary: With respect to any Person, a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by such Person or one or more Subsidiaries of such Person.

         Time of Purchase:  See Section 1.2.

         Trustee:  The trustee identified in the Indenture.  See Section 2.1.6.

SECTION 5.     MISCELLANEOUS

5.1      Notices

         All notices and other communications provided for or permitted hereunder shall be made by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or overnight air courier guaranteeing next day delivery:

         (a) if to you at your address set forth on the first page of this Agreement (Attention: Judy K. Mencher, Esq.), with a copy to Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York 10153, Attention: Bruce R. Zirinsky, Esq., and

         (b) if to the Company, at its address set forth on the first page of this Agreement, with a copy to Gibson, Dunn & Crutcher, 200 Park Avenue, New York, New York 10166, Attention: Steven R. Finley, Esq.

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next business day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

5.2      Successors and Assigns

         This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties. The Company, RII and RIH shall not be permitted to assign any of their respective rights and obligations hereunder without your express written consent, and any purported assignment of such rights or obligations without such written consent shall be null, void and of no force or effect.

5.3      Amendment and Waiver

         Prior to the Time of Purchase, this Agreement and the other Documents may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by you and the Company. Thereafter, the Documents (other than this Agreement) may only be so amended, and such waivers be given, in accordance with the provisions of the applicable Document, and this Agreement may only be amended, and such waivers be given, with the consent of the Company and the holders of at least 66-2/3% of the then outstanding aggregate principal amount of the Senior Notes.

5.4      Counterparts

         This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5.5      Headings

         The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

5.6      Governing Law

         This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

5.7      Entire Agreement

         This Agreement, together with the other Documents and the Securities, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement, and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, together with the other Documents and the Securities, supersedes all prior agreements and understandings between the parties with respect to such subject matter.

5.8      Severability

         In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each of your and the Company's rights and privileges shall be enforceable to the fullest extent permitted by law.

5.9      The Registration Statement

         The following provisions shall apply to the Registration Statement to be filed by the Company pursuant to Section 2.1.5:

         (a) The Company agrees, if necessary, to supplement or amend the Registration Statement, as required by the registration form used, by the instructions applicable to such registration form or by the relevant provisions of the Securities Act, and the Company agrees to furnish to you copies of any such supplement or amendment prior to its being used and/or filed with the SEC.

         (b) Following the effectiveness of the Registration Statement and the issuance of the Securities, the Company will as expeditiously as possible:

               (i) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective until the Effectiveness Termination Date and comply with the provisions of the Securities Act applicable to it with respect to the disposition of all Securities covered by such Registration Statement during such period;

               (ii) furnish to you without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, as soon as such documents become available to the Company, and such number of conformed copies thereof and such number of copies of the Prospectus (including any preliminary prospectus) and any amendments or supplements thereto, and any documents incorporated by reference therein, as you may reasonably request as soon as such documents become available to the Company in order to facilitate the disposition of the Securities by you (it being understood that the Company consents to the use of the Prospectus and any amendment or supplement thereto by you in connection with the offering and sale of the Securities covered by the Prospectus or any amendment or supplement thereto);

               (iii) on or prior to the date on which the Registration Statement is declared effective, and thereafter, if necessary, or as requested by you, use its best efforts to register or qualify the Securities under such other securities or blue sky laws of such jurisdictions as you reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable you to consummate the disposition in such jurisdictions of such Securities; provided, however, that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph, (B) subject itself to general taxation in any such jurisdiction or (C) consent to general service of process in such jurisdiction for purposes of actions arising other than out of such Registration Statement;

               (iv) use its best efforts to cause the Securities covered by such Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable you to consummate the disposition of such Securities;

               (v) notify you at any time while the Registration Statement is required to be effective under paragraph (b)(i) above of the happening of any event which results in the Prospectus containing an untrue statement of a material fact or omitting to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Securities, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

               (vi) enter into customary agreements and make such representations and warranties to the Sellers of Registrable Securities and you as in form, substance and scope are customarily made by issuers to selling securityholders in non-underwritten offerings and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities;

               (vii) make available for inspection during regular business hours by you and your Agents all financial and other records, corporate documents, books and records, questionnaires, agreements, properties of the Company and other information (collectively, the "Records"), as shall be reasonably requested to enable them to exercise "due diligence," and cause the Company's officers, directors and employees to supply all information reasonably requested by you or any such Agent in connection with the Registration Statement. You agree that Records and other information which the Company determines in good faith to be confidential, and of which determination the Agents and you are so notified, shall not be disclosed by the Agents or you unless (A) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the Registration Statement or (B) the release of such Records is re-quired in your reasonable judgment to assert a "due diligence" defense to any claim that you knew or should have known of a misstatement or omission in the Registration Statement (whether or not such claim has been asserted in a court of law) or (C) pursuant to a subpoena, court order or regulatory or agency request;

               (viii) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to their security holders, as soon as reasonably practicable, earnings statements which need not be audited, covering a period of twelve months, beginning within three months after the effective date of the Registration Statement, which earnings statements shall satisfy the provisions of
      Section 11(a) of the Securities Act of 1933, as amended;

               (ix) notify you of any stop order or other suspension of effectiveness of the Registration Statement;

               (x) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

               (xi) use its best efforts, if requested by you, to cause the Securities to be listed on the American Stock Exchange or any other national securities exchange or automated quotation system that is reasonably acceptable to you;

               (xii) cooperate with you to facilitate the timely preparation and delivery of certificates representing securities to be sold under the Registration Statement (which certificates shall be in DTC-eligible form) and enable such securities to be in such denominations and registered in such names as such sellers may request.

         The Company may require you to furnish to the Company information regarding the distribution of such securities and such other information relating to you and your ownership of

Securities as the Company may from time to time reasonably request for inclusion in the Registration Statement.

         You agree that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(b)(v) hereof, you will forthwith discontinue disposition of Securities pursuant to the Registration Statement covering such Securities until your receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(b)(v) hereof and, if so directed by the Company, you will deliver to the Company (at the expense of the Company), all copies, other than permanent file copies then in your possession of the Prospectus current at the time of receipt of such notice.

5.10     Access to Information

         Following the Time of Purchase, the Company shall, from time to time, provide to you, as long as you continue to hold, in the aggregate, at least fifty percent (50%) of the Senior Notes originally issued pursuant to the Indenture, such other information respecting the business, operations, financial condition or assets of the Company or any of its subsidiaries as you may reasonably request. You agree to keep confidential all such information obtained from the Company and identified to you as confidential information, except to the extent required by law or legal process; provided, however, that you shall have no further obligation to maintain the confidentiality of any such information which shall become generally known without any violation by you of this Section 5.10.

5.11     Survival of Representations and Warranties

         All of your representations and warranties in Section 1.3 hereof and all of the Company's representations and warranties in Section 3 hereof and in the other Documents shall survive the execution and delivery of the same, the issuance of the Securities and, with respect to the Company's representations and warranties, any investigation by you.

5.12     Guaranty

         RII and RIH, jointly and severally, hereby guarantee to each of you and your assigns the due and punctual payment and performance when due of all of the obligations of the Company hereunder. Failing payment or performance when due of any obligation so guaranteed, for whatever reason, each of RII and RIH, jointly and severally, will be obligated to pay the same immediately.
Each of RII and RIH hereby agrees that its obligations under this Section 5.12 shall be unconditional, irrespective of the validity, regularity, or enforceability of this Agreement, the absence of any action to enforce the same, any waiver or consent by you with respect to the provisions hereof or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. This guaranty is a guaranty of payment and not of collectibility. Each of RII and RIH hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this guaranty will not be discharged except by complete performance of the obligations contained herein. If you are required by any court or otherwise to return to either RII, RIH or the Company, or any custodian, trustee, liquidator or other similar official acting in relation to either RII, RIH or the Company, any amount paid by either RII, RIH or you, this guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. Each of RII and RIH agrees that it shall not be entitled to, and hereby irrevocably waives, any right of subrogation in relation to the Company in respect of any obligations guaranteed hereby.

5.13     Casino Control Act

         Each of the provisions of this agreement is subject to and shall be enforced in compliance with the provisions of the New Jersey Casino Control Act and the regulations promulgated thereunder, as amended, unless such provisions are in conflict with the Trust Indenture Act of 1939, as amended (the "TIA"), in which case the TIA shall control.

         If this Agreement is satisfactory to you, please so indicate by signing in the space provided below a counterpart of this Agreement and deliver such fully-executed counterpart to us, whereupon this Agreement will become binding between us in accordance with its terms.

                       Very truly yours,

                       RESORTS INTERNATIONAL HOTEL
                        FINANCING, INC.



                       By:
                           -----------------------------------
                             Name:
                             Title:


ACKNOWLEDGED AND AGREED FOR PURPOSES OF SECTION 5.12:

RESORTS INTERNATIONAL, INC.



By:
    --------------------------------
      Name:
      Title:

RESORTS INTERNATIONAL HOTEL, INC.



By:
    -------------------------------
      Name:
      Title:

                       ACCEPTED AND AGREED AS OF THE DATE FIRST ABOVE WRITTEN:

                       FIDELITY ASSET MANAGER



                       By:
                           ------------------------------------
                           Name:
                           Title:

                       BELMONT FUND, L.P.

                       By:   Fidelity Management Trust Company,
                             pursuant to a power of attorney for
                             Fidelity International Services
                             Ltd., Managing General Partner



                       By:
                           -------------------------------------
                             Name:
                             Title:

                       BELMONT CAPITAL PARTNERS II, L.P.

                       By:  Fidelity Capital Partners II Corp.,
                            General Partner



                       By:
                           -------------------------------------
                             Name:
                             Title:

                       FIDELITY CAPITAL & INCOME FUND



                       By:
                           -------------------------------------
                             Name:
                             Title:

                       FIDELITY ADVISOR HIGH YIELD FUND



                       By:
                           -------------------------------------
                             Name:
                             Title:

                       BANKERS TRUST, AS TRUSTEE FOR:
                       GENERAL MOTORS HOURLY RATE EMPLOYEES
                       PENSION PLAN


                       By:
                           -------------------------------------
                             Name:
                             Title:

                       BANKERS TRUST, AS TRUSTEE FOR:
                       GENERAL MOTORS RETIREMENT PROGRAM FOR
                       SALARIED EMPLOYEES



                       By:
                           -------------------------------------
                             Name:
                             Title:

                       NORTHERN TRUST, AS TRUSTEE FOR:
                       ILLINOIS MUNICIPAL RETIREMENT FUND
                       MASTER TRUST



                       By:
                           -------------------------------------
                             Name:
                             Title:

                       NORTHERN TRUST, AS TRUSTEE FOR:
                       ILLINOIS STATE BOARD OF INVESTMENTS



                       By:
                           -------------------------------------
                             Name:
                             Title:

                       KODAK RETIREMENT INCOME PLAN TRUST FUND

                       By:  Fidelity Management Trust Company,
                             pursuant to power of attorney


                       By:
                           -------------------------------------
                             Name:
                             Title:

                       FIDELITY MAGELLAN FUND



                       By:
                           -------------------------------------
                             Name:
                             Title:

                       STATE STREET BANK & TRUST COMPANY,
                       CUSTODIAN FOR:  PENSION RESERVES INVESTMENT
                       MANAGEMENT BOARD



                       By:
                           -------------------------------------
                             Name:
                             Title:

                       FIDELITY PURITAN FUND



                       By:
                           -------------------------------------
                             Name:
                             Title:

                       SPARTAN HIGH INCOME FUND



                       By:
                           -------------------------------------
                             Name:
                             Title:

                       VARIABLE INSURANCE PRODUCTS FUND:
                       HIGH INCOME PORTFOLIO



                       By:
                           -------------------------------------
                             Name:
                             Title:

                       VARIABLE INSURANCE PRODUCTS FUND II:
                       ASSET MANAGER PORTFOLIO



                       By:
                           -------------------------------------
                             Name:
                             Title:

                       MELLON BANK, N.A., AS TRUSTEE FOR:
                       WHITE CONSOLIDATED INDUSTRIES INC.
                       MASTER TRUST FUND, as directed by
                       Fidelity Management Trust Company



                       By:
                           -------------------------------------
                             Name:
                             Title:

                           SCHEDULE I
                           ----------

NAME OF FUND                 PERCENTAGE (%)      MAXIMUM DOLLAR
OR ACCOUNT                   OF PARTICIPATION  AMOUNT OF COMMITMENT*
- -------------------------------------------------------------------

Fidelity Asset Manager             0.99%            $   197,000.00

Belmont Fund, L.P.                 5.14               1,027,000.00

Belmont Capital
  Partners II, L.P.                5.68               1,136,000.00

Fidelity Capital &
  Income Fund                     59.43              11,886,000.00

Fidelity Advisor High
  Yield Fund                       0.90                 180,000.00

General Motors Hourly Rate
  Employees Pension Plan           2.44                 487,000.00

General Motors Retirement
  Program for Salaried
  Employees                        1.71                 341,000.00

Illinois Municipal Retire-
  ment Fund Master Trust           4.09                 818,000.00

Illinois State Board of
  Investments                      1.20                 239,000.00

Kodak Retirement Income
  Plan Trust Fund                  1.31                 262,000.00

Fidelity Magellan Fund             4.08                 815,000.00

Pension Reserves Invest-
  ment Management Board            0.51                 102,000.00

Fidelity Puritan Fund              5.01               1,001,000.00





- ----------------------------------

* REGARDLESS OF THE AGGREGATE PRINCIPAL AMOUNT OF SECURITIES PURCHASED HEREUNDER, THE PORTION THEREOF THAT IS ALLOCABLE TO EACH FUND OR ACCOUNT SHALL BE ROUNDED TO AN APPROPRIATE $1,000 INCREMENT AS DETERMINED BY THE FUNDS IN THEIR SOLE DISCRETION.

Spartan High Income Fund           4.75                 949,000.00

Variable Insurance Products
  Fund:  High Income
  Portfolio                        1.96                 391,000.00

Variable Insurance Products
  Fund II:  Asset Manager
  Portfolio                        0.33                  66,000.00

White Consolidated
  Industries Inc.
  Master Trust Fund                0.52                 103,000.00
                                 ------             --------------

             TOTAL               100.00%            $20,000,000.00
                                 ======             ==============